Exhibit 10.4

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of April 21, 2020 (the “Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and XERIS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 180 North LaSalle Street, Suite 1600, Chicago, IL 60601 (“Borrower”).

WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Amended and Restated Loan and Security Agreement, dated as of September 10, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower desires to incur Indebtedness pursuant to, and enter into, the SBA PPP Loan (as defined herein) and in connection therewith has requested Collateral Agent and Lenders to amend certain provisions of the Loan Agreement to allow Borrower to incur such Indebtedness, and Collateral Agent and Lenders have agreed to such request; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.The following Section 6.2(e) is hereby added to the Loan Agreement:

“(e)

(i) promptly (but no later than within two Business Days) deliver to Collateral Agent a copy of any applications for forgiveness (together with all supporting materials) that is submitted by Borrower in accordance with the CARES Act as required by Section 6.14(c).

(ii) within 30 days after the end of each calendar month (other than the last calendar month of Borrower’s fiscal quarter) deliver to each Lender and Collateral Agent a certificate in the form attached hereto as Exhibit F containing a written summary stating (A) the amount of the SBA PPP Loan outstanding as of the end of the immediately preceding month, (B) the amount of the SBA PPP Loan used in the immediately preceding month by Borrower and (C) the purposes for which the SBA PPP Loan was used in the immediately preceding month.

(iii) Along with the quarterly Compliance Certificate to be delivered pursuant to Section 6.2(b) of this Agreement, deliver to each Lender and Collateral Agent a written summary stating (A) the amount of the SBA PPP Loan outstanding as of the end of the immediately preceding quarter, (B) the amount of the SBA PPP Loan used in the immediately preceding quarter by Borrower and (C) the purposes for which the SBA PPP Loan was used in the immediately preceding quarter.”

3.The following Section 6.14 is hereby added to the Loan Agreement:

“6.14 SBA PPP Loan.

(a) comply with all terms and conditions of the SBA PPP Loan and all requirements of the SBA and Small Business Act related thereto and use the proceeds of the SBA PPP Loan solely for CARES Allowable Uses;

(b) keep proper records in which full, true, timely and correct entries are made of all dealings and transactions related to the SBA PPP Loan and, upon Collateral Agent’s request, provide such records to Collateral Agent;

(c) promptly following the SBA PPP Loan Date (but in any event no later than sixty (60) days after the eight-week period immediately following the SBA PPP Loan Date), apply for forgiveness of the maximum amount of SBA PPP Loan possible in accordance with Section 1106 of the CARES Act;

(d) cause not less than Three Million Three Hundred Thousand Dollars ($3,300,000.00) of the SBA PPP Loan to be forgiven by the SBA PPP Loan lender on or before September 30, 2020, (or such other amount and/or by such other time as consented to by the Required Lenders in writing); and

(e) not amend any provision in any document relating to the SBA PPP Loan or make any voluntary prepayment under the SBA PPP Loan (other than a prepayment in the amount of $894,000 made on or before May 7, 2020).”

4.Section 8.2(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Notice of Litigation and Default), 6.11 (Landlord Waivers; Bailee Waivers), 6.12 (Creation/Acquisition of Subsidiaries), 6.13 (Further Assurances) or 6.14 (SBA PPP Loan) or Borrower violates any covenant in Section 7;”

5.Section 8.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“8.6 Other Agreements. There is a default in (a) any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00); or that could reasonably be expected to have a Material Adverse Change; provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Collateral Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Collateral Agent or any Lender has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Collateral Agent be materially less advantageous to Borrower; or (b) the SBA PPP Loan or any event or condition occurs that results in the SBA PPP Loan becoming due prior to its scheduled maturity or that enables or permits the holder or holders thereof to declare the SBA PPP Loan to be due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or the SBA withdraws or terminates its guarantee of Borrower’s payment of the SBA PPP Loan or there is any other default in any agreement related to the SBA PPP Loan.”

6.Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definition therein as follows:

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b)  Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s);

(c)  Subordinated Debt;

(d)  unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made); furthermore, notwithstanding anything to the contrary herein and strictly for the purposes of this clause (e) of the definition of Permitted Indebtedness and for no other purpose, any obligations of a Person that are or would have been treated as operating leases or capital leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases or capital leases (whether or not such operating lease obligations or capital lease obligations, as applicable, were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP;

(f)  Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

(g)  Other unsecured Indebtedness in an aggregate amount outstanding at any time not to exceed Twenty-Five Thousand Dollars ($25,000.00);

(h)  Indebtedness, to the extent permitted under clause (f) of the definition of Permitted Investments, of Xeris Pharmaceuticals Australia Pty Ltd. and Xeris Pharmaceuticals Ireland Limited owing to Borrower;

(i) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be; and

(j) Indebtedness under the SBA PPP Loan (subject to Section 6.14 of this Agreement).

7.Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definitions therein:

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, the Original Term Loan Final Payment and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents, or otherwise (other than any warrants or any other equity instruments issued in favor of the Lenders, including without limitation the Warrants), including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents (other than any warrants or any other equity instruments issued in favor of the Lenders, including without limitation the Warrants); provided, however, the SBA PPP Loan shall not constitute an Obligation.

8.Section 13.1 of the Loan Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, and applicable rules, regulations and official guidance, as modified, amended and/or restated from time to time.

“CARES Allowable Uses” means use of proceeds of the SBA PPP Loan for: (i) payroll costs, (ii) costs related to the continuation of group health care benefits during periods of paid sick, medical or family leave, and insurance premiums, (iii) mortgage interest payments (but not mortgage prepayments or principal payments), (iv) rent payments, (v) utility payments, and/or (vi) interest payments on any other debt obligations that were incurred before Feb. 15, 2020, in each case as the use is described as an “allowable use” in Section 1102 of the CARES Act.

“SBA” means the U.S. Small Business Administration.

“SBA PPP Loan” means the unsecured loan incurred by the Borrower from Silicon Valley Bank under 15 U.S.C. 636(a)(36) (as added to the Small Business Loan Act by Section 1102 of the CARES Act) in the aggregate amount of Five Million Ninety Thousand Dollars ($5,090,000.00), on the SBA PPP Loan Date.

“SBA PPP Loan Date” is April 21, 2020.

“Small Business Loan Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

9.Exhibit C (Compliance Certificate) to the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

10.A new Exhibit F (Monthly Certificate for SBA PPP Loan) to the Loan Agreement is hereby added as set forth on Exhibit B hereto.

11.Limitation of Amendment.

a.The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

12.To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

f.The documents (including, without limitation, Borrower’s application for the SBA PPP Loan) evidencing the SBA PPP Loan delivered by Borrower to Collateral Agent prior to the date hereof are true, accurate and complete and were duly authorized by Borrower, and the loan evidenced thereby has been approved by the SBA and is a loan made under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act). Borrower is fully compliant with the provisions of the SBA PPP Loan, Borrower has not made any misrepresentations (or omissions) in its application for the SBA PPP Loan or in any document submitted by Borrower in connection with its application for the SBA PPP Loan, and Borrower fulfills the eligibility requirements for the SBA PPP Loan and will use the proceeds of the SBA PPP Loan solely for CARES Allowable Uses;

g.Borrower has not relied on Collateral Agent or any Lender or any statement of Collateral Agent or any Lender in its decision to apply for the SBA PPP Loan;

h.The SBA PPP Loan and all documents and agreements entered into in connection therewith do not and will not violate any other agreement of Borrower; and

i.This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

13.Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment.

14.The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof and through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

15.This Amendment shall be deemed effective as of the Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from the Designated Deposit Account in accordance with Section 2.3(d) of the Loan Agreement.

16.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

17.This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Amended and Restated Loan Agreement to be executed as of the date first set forth above.

BORROWER:

XERIS PHARMACEUTICALS, INC.

By /s/ Barry M. Deutsch
Name: Barry M. Deutsch
Title: Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

LENDER:

SILICON VALLEY BANK

By /s/ Kristine Rohmer
Name: Kristine Rohmer
Title: Vice President

Signature Page to First Amendment to Amended and Restated Loan and Security Agreement

EXHIBIT A

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender SILICON VALLEY BANK, as Lender
FROM:	XERIS PHARMACEUTICALS, INC.

The undersigned authorized officer (“Officer”) of XERIS PHARMACEUTICALS, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement dated as of September 10, 2019 by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a) Borrower is in compliance for the period ending _______________ with all required covenants except as noted below;

(b) There are no Events of Default, except as noted below;

(c) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d) Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, and Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Quarterly within 45 days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 180 days after FYE		Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a quarterly basis)	Annually (within 30 days of FYE), and when revised		Yes	No	N/A
4)	A/R & A/P agings	If applicable		Yes	No	N/A
5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
6)	Compliance Certificate	Quarterly within 45 days		Yes	No	N/A
7)	IP Report	When required		Yes	No	N/A
8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
10)	Aggregate amount of cash and value of assets at Xeris Pharmaceuticals Australia Pty Ltd.	Not to exceed $4,500,000.00	$________	Yes	No	N/A
11)	Aggregate amount of cash and value of assets at Xeris Pharmaceuticals Ireland Limited	Not to exceed $100,000.00	$________	Yes	No	N/A
12)	Updated Exhibit A to Landlord Waiver	Quarterly within 30 days, and in any month where new Collateral in excess of $100,000 was delivered to 3985 Sorrento Valley Boulevard, San Diego, CA 92121		Yes	No	N/A
13)	Total amount of SBA PPP Loan proceeds received by Borrower		$________
14)	Total amount of SBA PPP Loan proceeds used by Borrower in the last quarter and purposes (attach a description of purposes if necessary)		$________
15)	Total amount of SBA PPP Loan proceeds remaining on the last day of last quarter		$________

Deposit and Securities Accounts
(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Two Hundred Fifty Thousand Dollars (250,000.00)?	Yes	No

4)
Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.
		Yes	No

5)	Since the last Compliance Certificate, do you anticipate any impending product shortages or supply chain disruptions? If yes, please explain.	Yes	No

6)	Have there been any new major components from suppliers that are single sourced? If yes, please explain.	Yes	No

7)	Have there been any changes to the Borrower’s business continuity plan to address potential business interruptions and to provide a plan to resume business operations? If yes, please explain.	Yes	No

8)	Have there been any changes to insurance policies providing coverage for business interruption since the last Compliance Certificate? If yes, please explain.	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

XERIS PHARMACEUTICALS, INC.

By
Name:
Title:

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status: Yes	No

EXHIBIT B

EXHIBIT F

Monthly Certificate for SBA PPP Loan

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender SILICON VALLEY BANK, as Lender
FROM:	XERIS PHARMACEUTICALS, INC.

The undersigned authorized officer (“Officer”) of XERIS PHARMACEUTICALS, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement dated as of September 10, 2019 by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement), the following information for the SBA PPP Loan for the month ending _____________:

1)	Total amount of SBA PPP Loan proceeds received by Borrower	$________
2)	Total amount of SBA PPP Loan proceeds used by Borrower in the last month and purposes (attach a description of purposes if necessary)	$________
3)	Total amount of SBA PPP Loan proceeds remaining on the last day of last month	$________

XERIS PHARMACEUTICALS, INC.

By
Name:
Title:

Date: